UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024 (April 1, 2024)

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Commerce Street, Nashville, TN  37023
(Address of principal executive offices)
(Zip Code)
(615) 622-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units of limited partnership interest in AllianceBernstein L.P.	None	None

Item 8.01.    Other Events.

On April 2, 2024, AllianceBernstein Holding L.P., AllianceBernstein L.P. and Societe Generale (“SocGen”) announced the completion, effective April 1, 2024, of their previously announced intention to form a jointly owned equity research provider and cash equity trading partner for institutional investors. Under the terms of the transaction, SocGen owns a majority of the joint venture outside of North America (the “International JV”) and AB owns a majority of the joint venture within North America (the “NA JV”, and together the "JVs"). Further, and subject to regulatory approval, AB has an option to sell its ownership interests in both the JVs to SocGen after five years, at the fair market value of AB’s interest in the JVs. The ultimate objective of SG and AB is for SG to eventually own 100% of both JVs after five years. The ability of SG to acquire additional ownership will depend on a number of factors, including obtaining any required regulatory approvals.

As a result of the greater value of the business AB contributed to the JVs, SocGen paid AB approximately $304 million in cash to equalize the value of the contributions by AB and SocGen to the JVs. AB expects to recognize a gain on sale (under Generally Accepted Accounting Principles, “GAAP”) during the second quarter of 2024 based on the net assets of the Bernstein Research Services business ("BRS") contributed to the JVs and certain other adjustments. If SocGen increases its ownership to a majority interest of the NA JV, there would be no payment of additional consideration.

AB will deconsolidate BRS from its financial statements, as a result of the above transaction, and expects to account for its ownership in the JVs under the equity method of accounting. The transaction is expected to have a 200-250 basis point annualized favorable impact on AB’s adjusted operating margin. AB anticipates using the equalization payment described above to reduce its debt under its existing credit line agreements. The transaction is expected to be slightly dilutive to AB's GAAP Earnings Per Unit ("EPU"). However, because our equity investments in the JV’s are not part of our core operations, the impact of these investments going forward will be eliminated from our Adjusted Earnings, resulting in a neutral impact to Adjusted EPU.

Item 7.01.    Regulation FD Disclosure.

The information furnished in this Item 7.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in this filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, that is required to be disclosed solely by Regulation FD.

Forward-looking Statements

The Company cautions that all statements, other than statements of historical facts, contained in this Current Report on Form 8-K, or furnished herewith, are forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels or activity, performance or achievements to be materially different from those anticipated by such statements. The use of words such as “may,” “might,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify forward looking statements. However, the absence of these words does not mean that statements are not forward-looking. All forward-looking statements are based on current estimates, assumptions and expectations by our management that, although we believe to be reasonable, are inherently uncertain. Any forward-looking statement expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and are subject to risks and uncertainties and other factors beyond our control that may cause actual results to differ materially from those expressed in any forward-looking statement, including, but not limited to: (i) the projected financial performance of both the International and NA JVs; (ii) the projected financial performance of the remaining AB business; (iii) expected equity trading volumes and revenue per trade; (iv) expected reduction in firmwide expenses, including compensation, general and administrative, and promotion and servicing; (v) future interest rates; (vi) anticipated reduction in working capital requirements; (vii) and anticipated reduction in line of credit requirements.

Any forward-looking statement speaks only as of the date on which it was made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.
Dated: April 2, 2024	By:	/s/ Mark Manley
Mark Manley Corporate Secretary